UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest reported): August 26, 2009

NOBEL LEARNING COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2465204
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1615 West Chester Pike, Suite 200 West Chester, PA	19382
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 947-2000

Not Applicable

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On August 26, 2009, the Board of Directors (the “Board”) of Nobel Learning Communities, Inc. (the “Company”) approved certain compensatory arrangements with respect to its named executive officers: George H. Bernstein (Chief Executive Officer), Thomas Frank (Senior Vice President and Chief Financial Officer), Patricia B. Miller (Senior Vice President and Chief Operating Officer), G. Lee Bohs (Senior Vice President—Corporate Development) and Jeanne Marie Welsko (Senior Vice President—Human Resources).

The Board, upon the recommendation of the Compensation Committee, reviewed the performance of the Company against the targets set by the Board in the beginning of fiscal year 2009. Following this review, the Board approved the grant of stock options under the Company’s Long Term Incentive Compensation Plan to each of the named executive officers as follows:

Named Executive Officer	2009 Option Grant Award (1)
George H. Bernstein	28,000
Thomas Frank	15,000
G. Lee Bohs	15,000
Patricia B. Miller	15,000
Jeanne Marie Welsko	12,000

(1)	All 2009 stock option awards will vest in three equal annual installments beginning on the first anniversary of the date of grant (the third trading day after the date on which the Company announces the results of its operations for fiscal year 2009), with an exercise price equal to the closing price on the date of grant.

Upon the recommendation of the Compensation Committee, the Board approved certain components of the 2010 Compensation Program, including base salary, equity awards and deferred compensation awards. The Board approved the following 2010 Compensation Program components:

(a) base salaries for fiscal 2010 as set forth in the table below. In light of economic conditions, the Company, on the recommendation of the Chief Executive Officer, did not implement a previously-disclosed increase in NEO base salaries for fiscal 2009 from fiscal 2008. Base salaries will remain unchanged for fiscal 2010;

(b) stock option grants to acquire shares of common stock to be granted after fiscal year 2010 (with the target awards set forth below);

(c) restricted stock awards that will vest on the earlier of the third anniversary of the date of grant and a change of control of the Company, to be granted after fiscal year 2010; and

(d) a Company contribution of 10% of cash compensation to the named executive officers’ deferred compensation accounts. The named executive officers will fully vest in this contribution after the named executive officers have participated in the deferred compensation program for five years.

Named Executive Officer	2010 Target Option Award		2010 Restricted Stock Award	2010 Base Salary
George H. Bernstein	35,000	(1)	3,500	$373,000
Thomas Frank	18,000	(2)	2,200	$258,000
G. Lee Bohs	18,000	(2)	2,200	$245,000
Patricia B. Miller	18,000	(2)	2,200	$230,500
Jeanne Marie Welsko	14,500	(3)	1,900	$156,000

(1)	11,000 options are subject to fiscal year 2010 performance.
(2)	6,000 options are subject to fiscal year 2010 performance.
(3)	4,500 options are subject to fiscal year 2010 performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBEL LEARNING COMMUNITIES, INC.

Date: September 1, 2009	By:	/s/ George H. Bernstein
	Name:	George H. Bernstein
	Title:	Chief Executive Officer